Exhibit 5.1

May 21, 2020

Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, Iowa 52001

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8 (the “Registration Statement”) that Heartland Financial USA, Inc. (the “Company”) intends to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the purpose of registering (a) 1,265,000 shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”), which may be issued from time to time pursuant to awards granted under the Heartland Financial USA, Inc., 2020 Long-Term Incentive Plan (the “Plan”) and (b) an additional 195,000 shares of Common Stock that were available for issuance or subject to awards outstanding under prior stock incentive plans of the Company that may be reissued in connection with new awards made pursuant to the Plan (such shares referred to in both of clauses (a) and (b), the “Shares”).

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We also have assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that:

The Shares to be issued by the Company pursuant to the Plan have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/Dorsey & Whitney LLP

JLS/CCH